AMENDMENT OF PROMISSORY NOTE


        This Amendment of Promissory Note is made as of July 15, 1998, between KeraVision, Inc. (the "Company") and Thomas A. Silvestrini (the "Purchaser").

        The Promissory Note ("Note") executed by the Purchaser on
July 15, 1996, under which the Purchaser promised to pay to the Company $19,909.44, plus interest, on or before July 15, 1998, is hereby amended as follows:

        (1) The Company and the Purchaser hereby agree that the interest due with respect to the Note as of the date hereof is $2,477.06, which amount is hereby added to the original principal amount of the Note, so that the principal as of the date hereof is $22,386.50.

        (2) The due date of all principal and interest under the Note is hereby extended to July 15, 2000.

        (3) The interest rate of the Note changes as of this Amendment Date from the original 5.95% per annum, compounded semi-annually, to 5.48% per annum, compounded semi-annually.

KERAVISION, INC.                             THOMAS A. SILVESTRINI

/s/Thomas M. Loarie                            /s/Thomas A. Silvestrini
Thomas M. Loarie
President & CEO